ROCSOP- Oppenheimer Portfolio Series (series)



Oppenheimer Conservative Investor Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2008. Net assets of the Portfolio were unaffected by the reclassifications.

                                                      INCREASE TO
                            REDUCTION TO              ACCUMULATED NET
         INCREASE TO        ACCUMULATED NET           REALIZED GAIN
         PAID-IN CAPITAL    INVESTMENT INCOME         ON INVESTMENTS1

--------------------------------------------------------------------------------
         $651,532                  $825,775                  $174,243


1. $651,532, all of which was long-term capital gain, was distributed in connection with Portfolio share redemptions.


Oppenheimer Moderate Investor Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2008. Net assets of the Portfolio were unaffected by the reclassifications.

                                    REDUCTION TO              REDUCTION TO
                                    ACCUMULATED NET           ACCUMULATED NET
         INCREASE TO                INVESTMENT                REALIZED GAIN
         PAID-IN CAPITAL            INCOME                    ON INVESTMENTS1

--------------------------------------------------------------------------------
           $2,444,094                   $1,417,195                 $1,026,899


1. $2,444,094, all of which was long-term capital gain,was distributed in connection with Portfolio share redemptions.


Oppenheimer Active Allocation Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2008. Net assets of the Portfolio were unaffected by the reclassifications.

                                    REDUCTION TO              REDUCTION TO
                                    ACCUMULATED NET           ACCUMULATED NET
INCREASE TO                         INVESTMENT                REALIZED GAIN
PAID-IN CAPITAL                     LOSS                      ON INVESTMENTS 2
--------------------------------------------------------------------------------
$8,412,363                          $9,947,272                  $18,359,635


2.$8,412,363, all of which was long-term capital gain, was distributed in connection with Portfolio share redemptions.



Oppenheimer Equity Investor Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2008. Net assets of the Portfolio were unaffected by the reclassifications.
                                                                Reduction to
                                    Reduction to                Accumulated Net
         Increase to                Accumulated Net             Realized Gain
         Paid-in Capital            Investment Loss             on Investments 1

--------------------------------------------------------------------------------
         $2,643,509                         $90,670                $2,734,179



1. $2,643,509, including $2,623,870 of long-term capital gain, was distributed in connection with Portfolio share redemptions.